UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2020

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-22900	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado	80903
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Per Share Par Value	CNTY	Nasdaq Capital Market, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Reliance on SEC Relief from Filing Requirements

Century Casinos, Inc. (the “Company”, “we”, “our”, or “us”) is unable to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”), which it expected to file by the original deadline of May 11, 2020, due to disruptions caused by the coronavirus (“COVID-19”) pandemic. Between March 14, 2020 and March 17, 2020, the Company closed all of its casinos, hotels and other facilities to comply with quarantines issued by governments to contain the spread of COVID-19. The volatility in the Company’s current and projected earnings have triggered the need to conduct impairment assessments on its intangible and long-lived assets and goodwill. The uncertainty caused by COVID-19 has complicated the analysis required in connection with such impairment assessments.

On March 4, 2020 the Securities and Exchange Commission (the “SEC”) issued an order (Release No. 34-88318) under Section 36 of the Securities Exchange Act of 1934 (the “Exchange Act”) granting exemptions from specified provisions of the Exchange Act and certain rules thereunder, as superseded by a subsequent order (Release No. 34-88465) issued on March 25, 2020 (collectively, the “Order”). In light of the significant impact of COVID-19, the Company will be unable to complete the assessments described above and to compile and review certain other information required to file the Quarterly Report by May 11, 2020, the original filing deadline, without unreasonable effort and expense.

The Company is relying on the Order to delay the filing of the Quarterly Report and is accordingly filing this Current Report on Form 8-K by the Quarterly Report’s prior deadline as required by the Order. The Company expects to file the Quarterly Report on or about May 15, 2020, but, in any event, no later than June 25, 2020, which is 45 days from the Quarterly Report’s original filing deadline.

Risk Factors

In light of the evolving COVID-19 pandemic, the Company also is filing this Current Report on Form 8-K to supplement the risk factors previously disclosed in “Item 1A Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”) with the following risk factors, which should be read in conjunction with the other risk factors presented in the Annual Report:

The COVID-19 pandemic has had and will continue to have an adverse effect on our business, operations, financial condition, operating results, and liquidity, and the ultimate outcome of the pandemic is uncertain

In late 2019, an outbreak of a new strain of coronavirus, COVID-19, was identified in China and has since spread rapidly around the world as a pandemic, prompting aggressive actions by local, state, federal and provincial governments in the US, Canada and elsewhere to control the spread of the coronavirus. Between March 14, 2020 and March 17, 2020, we closed all of our casinos, hotels and other facilities to comply with quarantine orders issued by governments to contain the spread of COVID-19. This outbreak and the actions taken in response to the pandemic pose the risk that we may be prevented from conducting business activities for an unknown period of time. Most of our closures are temporary, but we cannot predict when any of our closed properties will be able to reopen, the conditions upon which such reopening may occur, and the effects of any such conditions. COVID-19 has significantly affected virtually all facets of the United States and global economies. Restrictions on travel, quarantines and other measures imposed in response to the COVID-19 pandemic, as well as ongoing concern regarding the virus’ potential impact, have resulted in business shutdowns and associated mass layoffs by businesses. These restrictions have had and will likely continue to have a negative effect on economies and financial markets, including supply chain shortages and additional business disruptions, and could cause a global recession.

Our success depends to a large extent on discretionary consumer spending, which is heavily influenced by general economic conditions and the availability of discretionary income. Reductions in either customer visits or customer spending at our casinos could materially adversely affect our business, financial condition, results of operations and liquidity. Adverse changes in the economy caused by the COVID-19 pandemic, including declines in income levels and loss of personal wealth resulting from business shutdowns and mass layoffs and unemployment, are likely to have a negative impact on demand for our casinos once our operations resume. Even after we are able to reopen our casinos, some customers may choose for a period of time not to visit our properties as a result of continuing concerns related to COVID-19, which could lead to fewer customer visits and further disruptions in our business. Governmental officials may impose restrictions on travel or introduce additional social distancing measures, including limiting the number of customers in our casinos at any given time. These impacts could exist for an extensive period of time. If the coronavirus continues to spread or remains a serious health threat in the United States and our other markets, or the virus recurs, we may elect on a voluntary basis to again close (after their reopening) certain of our properties or portions thereof, or governmental officials may order additional closures, impose further restrictions on travel or introduce additional social distancing measures. The extent of the effects of the outbreak on our business, including its effect on the ability and desire of people to visit our properties, and the casino industry at large is highly uncertain and will ultimately depend on future developments, including, but not limited to, the duration and severity of the outbreak, future recurrences of the outbreak, actions taken to address the outbreak, and the length of time it takes for normal economic and operating conditions to resume, if at all.

Because of the temporary closure of our casinos, hotels and other facilities, we have taken steps to reduce operating costs and improve efficiency, including furloughing most of our personnel and implementing reduced work weeks for other personnel. Such steps, and further changes we may make in the future to reduce costs, may negatively impact our ability to attract and retain employees and customer loyalty, and our reputation and market share may suffer as a result. For example, if our furloughed personnel do not return to work with us when the COVID-19 pandemic subsides, including because they find new jobs during the furlough, we may experience operational challenges that could limit our ability to grow and expand our business and could reduce our profits.

COVID-19 may cause us to incur additional expenses. Even after the COVID-19 pandemic subsides, we could experience a longer-term impact on our costs, such as, for example, the need for enhanced health and hygiene requirements in one or more regions in attempts to counteract future outbreaks. Further, COVID-19 may also affect our operating and financial results in ways that are not presently known to us or that we currently do not consider present significant risks to our operations. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and liquidity.

To the extent COVID-19 adversely affects our business, financial condition, operating results and liquidity, it may also have the effect of heightening many of the other risks related to our business, including, but not limited to, those relating to our high level of indebtedness, our need to generate sufficient cash flows to service our indebtedness and payments under the Master Lease (as defined below), and our ability to comply with the covenants contained in the agreements that govern our indebtedness and Master Lease, all of which could impact our ability to continue as a going concern.

COVID-19, and the volatile regional and global economic conditions stemming from the pandemic, as well as reactions to future pandemics or resurgences of COVID-19, could precipitate or aggravate the other risk factors that we identify in our Annual Report, which in turn could materially adversely affect our business, financial condition, liquidity, results of operations (including revenues and profitability) and/or stock price. For example, our obligations under our indebtedness and the triple net lease agreement that we entered into with a subsidiary of VICI Properties, Inc. in connection with our recent acquisition of three casinos in Missouri and West Virginia (the “Master Lease”) are significant. As of March 31, 2020, our total debt under bank borrowings and other agreements net of $10.1 million related to deferred financing costs was $194.0 million, of which $183.5 million was long-term debt and $10.6 million was the current portion of long-term debt. The current portion relates to payments due within one year under our credit agreement with Macquarie Capital (the “Macquarie credit agreement”), the credit facilities entered into by Casinos Poland Ltd, our majority-owned subsidiary, and the loan agreement and credit facility entered into by Century Resorts Management GmbH, our wholly-owned subsidiary. Our annual rent payment under the Master Lease is approximately $25.0 million and is subject to annual escalation. We intend to repay the current portion of our debt obligations with available cash. As a result of the COVID-19 pandemic and related government actions, all of our properties currently are closed and we do not know when they will reopen. We currently are not generating any revenue or cash flow from our properties, and estimate that the net cash outflow during the time the operations are fully suspended will be, on average, approximately $8.0 million per month. As of March 31, 2020, we had $63.7 million in cash. Management estimates that we will need approximately $21.3 million to reopen operations and cover short-term cash needs at the casinos. Our ability to continue as a going concern is dependent in part on our ability to comply with certain financial covenants related to the Macquarie credit agreement. Depending on the timing of reopening our casinos, hotels and other operations, management has concluded that we may not be in compliance with certain financial covenants related to the Macquarie credit agreement as of September 30, 2020. If the financial covenants are not met, Macquarie could demand repayment of our $10.0 million revolving credit facility. This repayment could adversely impact our liquidity and ability to finance our operations, and these conditions and events raise substantial doubt about our ability to continue as a going concern.

Management’s plans to comply with the financial covenants include repaying a portion of the revolving credit facility, obtaining a waiver from Macquarie or obtaining additional financing or other capital from Macquarie or other financing sources to pay down a portion of the revolving credit facility and otherwise fund the Company’s operations.

We are in discussions with our lenders regarding a delay in payment requirements or other covenant relief, but as of the date of filing no agreements have been reached. We are also seeking to reduce or delay investments and capital expenditures. We have agreed with the lessor under the Master Lease to waive certain capital improvement expenditure requirements and defer certain other obligations to 2021.

We may be required to raise additional capital to address our liquidity and capital needs. Our access to and cost of financing will depend on, among other things, global economic conditions, conditions in the financing markets, the availability of sufficient amounts of financing, our prospects and our credit ratings. If our credit ratings were to be downgraded, or general market conditions were to ascribe higher risk to our rating levels, our industry, or us, our access to capital and the cost of any debt financing will be further negatively impacted. In addition, the terms of future debt agreements could include more restrictive covenants, or require incremental collateral, which may further restrict our business operations or be unavailable due to our covenant restrictions then in effect. There is no guarantee that debt financings or other external capital will be available in the future or to fund our obligations or that they will be available on terms consistent with our expectations. If our cash flows and capital resources are insufficient to fund our debt service and rent obligations, we also may be forced to sell assets or restructure or refinance our indebtedness. The agreements governing our existing debt restrict sale of assets and limit the use of the proceeds from any disposition, and our Master Lease limits our ability to dispose of leased properties; as a result, we may not be allowed, under these documents, to dispose of certain of our properties and use proceeds from such dispositions to satisfy all current debt service obligations. The failure to raise the funds necessary to fund our debt service and rent obligations and finance our operations and other capital requirements could have a material and adverse effect on our business, financial condition and liquidity.

Other Information

On March 17, 2020, the Company announced that it had permanently closed Century Casino Bath (“CCB”). On May 6, 2020, CCB entered into a Creditors’ Voluntary Liquidation (“CVL”). Prior to entering into the CVL, CCB voluntarily surrendered its casino gaming license on April 28, 2020.

Forward-Looking Statements

This communication may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, above are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements including: statements regarding the timing of the filing of the Quarterly Report; and other risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report, in this Current Report on Form 8-K and in subsequent periodic and current SEC filings the Company may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Century Casinos, Inc.

Date: May 8, 2020

By: /s/ Margaret Stapleton

Margaret Stapleton

Chief Financial Officer